UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

Technovative Group, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	333-175148	38-3825959
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 1301, 13/F., Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Sheung Wan, Hong Kong
(address of principal executive offices) (zip code)

+852 35472191
(registrant’s telephone number, including area code)
Horizon Energy Corp. (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information in Item 5.03 with respect to the reverse stock split and name change of Technovative Group, Inc. (f/k/a Horizon Energy Corp., the “Company”) is hereby incorporated by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 26, 2015, the Company amended its Articles of Incorporation (the “Amendments”) to: (i) change the Company’s name from “Horizon Energy, Corp.” to “Technovative Group, Inc.” (the “Name Change”), and (ii) implement a 1-for-20 reverse stock split of its issued and outstanding common stock, par value $.001 per share (the “Reverse Split”).

On March 2, 2015, the Financial Industry Regulatory Authority approved and declared the Amendments to be effective. As a result of the Name Change, our trading symbol became “HORID” for 20 business days after the effectiveness of the Name Change and will be changed to a new symbol “TEHG” thereafter. Our new CUSIP number is 87874X107. A copy of the Amendments is filed herewith as Exhibit 3.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

3.1	Articles of Amendment of the Articles of Incorporation of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technovative Group, Inc.

Date: March 6, 2013	By:	/s/ Lee Chan Yue
Lee Chan Yue
Chief Executive Officer

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